Exhibit 10.4

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and entered into as of August 2, 2022 by the undersigned with respect to that certain Registration Rights Agreement, dated January 25, 2021 (the “Registration Rights Agreement”), by and among DiamondHead Holdings Corp. (the “Company”), DHP SPAC-II Sponsor LLC and the parties listed under Holder on the signature page thereto. Capitalized terms used herein without definition are used as defined in the Registration Rights Agreement.

By executing this Joinder Agreement, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to the Registration Rights Agreement and shall be bound by, and entitled to the rights provided under, the terms and provisions of the Registration Rights Agreement as an Holder (as applicable and as defined therein).

This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned and the Company (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written above.

By:	/s/ Michael Bayles
Name: Michael Bayles

Acknowledged and Agreed:

Diamondhead holdings corp.

By:	/s/ David T. Hamamoto
Name: David T. Hamamoto
Title: Chief Executive Officer

[Signature Page to Joinder to Registration Rights Agreement]